UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 15, 2018

Wyndham Worldwide Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-32876	20-0052541
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

22 Sylvan Way Parsippany, NJ	07054
(Address of Principal Executive Offices)	(Zip Code)

(973) 753-6000
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01              Entry into a Material Definitive Agreement.

On February 15, 2018, Wyndham Destination Network, LLC, a Delaware limited liability company (“WDN LLC”) and a subsidiary of Wyndham Worldwide Corporation (“Wyndham Worldwide”), and certain other subsidiaries of Wyndham Worldwide (collectively with WDN LLC, the “Sellers”) accepted a binding offer made by Compass IV Limited, a company incorporated in England and Wales (the “Buyer”), an affiliate of Platinum Equity, LLC, to purchase the Wyndham Vacation Rentals Europe business (the “Business”) from the Sellers by way of a sale of shares of certain subsidiaries of Wyndham Worldwide that own and operate the Business (collectively, the “Targets”). The Buyer and the Sellers have agreed that the sale of the Business will occur on the terms of a proposed Share Sale Agreement (the “Sale Agreement”), entry into which is subject only to completion of certain Dutch works council consultation procedures (the “Dutch Works Council Consultation”). The purchase price to be paid by the Buyer for the Business is approximately $1.3 billion, subject to an adjustment to account for the value of certain assets and liabilities of the Targets as of the closing of the divestiture (“Closing”).

Closing is expected to occur during the second quarter of 2018 and is subject to approval of the divestiture by each of the European Commission and the UK Financial Conduct Authority. The Sale Agreement may be terminated by the Buyer or the Sellers if such approvals are not obtained on or before July 2, 2018. Additionally, WDN LLC has the right to terminate the Sale Agreement prior to Closing upon payment to the Buyer of a $55 million break fee. The Buyer may also terminate the Sale Agreement if sufficient credit support has not been put in place for the Business by the Sellers prior to Closing. If the Buyer terminates the Sale Agreement in this scenario, WDN LLC must pay the Buyer a $55 million break fee.

The Buyer and the Sellers have agreed that the Sellers will abide by various covenants set out in the Sale Agreement until Closing (or the cessation of the Buyer’s and the Sellers’ obligation to enter into the Sale Agreement as described above, whichever occurs first) including, among others, that the Sellers will conduct the Business in the ordinary course and will generally observe the provisions of the Sale Agreement that relate to the conduct of the Business in the period between signing of the Sale Agreement and Closing. These covenants are subject to exceptions that permit the Sellers and the Targets to undertake certain actions before Closing, including to effect the separation of the Targets and the Business from those parts of WDN LLC’s businesses that are not being sold to the Buyer.

The Sale Agreement contains customary representations and warranties of each party. Damages for breach of warranty are subject to customary limitations on the Sellers’ liability and the parties expect the Buyer to enter into a warranty and indemnity insurance policy with respect to the warranties given by the Sellers under the Sale Agreement. WDN LLC has guaranteed the obligations of the other Sellers under the Sale Agreement.

Buyer and the Sellers (and, in certain cases, other subsidiaries of WDN LLC) will enter into a transitional services agreement for the provision of certain services to the Business for a transitional period, a customary tax indemnity deed governing the Sellers’ and the Buyer’s respective rights, responsibilities and obligations in respect of certain tax liabilities and tax administration matters, a 20-year trademark license agreement for the “by Wyndham Vacation Rentals” consumer-facing endorser trademark and associated digital assets, under which the Business will pay a royalty fee of 1% of net revenue to Wyndham’s hotel business for the right to use such “by Wyndham Vacation Rentals” endorser trademark, and a rewards agreement outlining the Business’ continued participation as a redemption partner in the Wyndham Rewards Program.

WDN LLC will also provide post-Closing credit support, in the form of an unsecured guarantee, letter of credit or otherwise, in a fixed amount, to ensure that the Targets meet the requirements of certain service providers and regulatory authorities.

Item 7.01              Regulation FD Disclosure.

On February 15, 2018, Wyndham Worldwide issued a press release announcing the acceptance of a binding offer made by the Buyer to purchase the Business from the Sellers described in Item 1.01 above. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 of this Current Report on Form 8-K (this “Current Report”) and Exhibit 99.1 is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01              Financial Statements and Exhibits.

(d)                   Exhibits.

99.1                Press Release, dated February 15, 2018.

FORWARD-LOOKING STATEMENTS

This Current Report contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements are those that convey management’s expectations as to the future based on plans, estimates and projections at the time Wyndham Worldwide makes the statements and may be identified by words such as “will,” “expect,” believe,” “plan,” “anticipate,” “intend,” “goal,” “future,” “outlook,” guidance,” “target,” “estimate” and similar words or expressions, including the negative version of such words and expressions. Forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of Wyndham Worldwide and its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The forward-looking statements contained in this Current Report include statements related to Wyndham Worldwide’s current views and expectations with respect to the divestiture of its European vacation rentals business, the spin-off of its hotel business and the acquisition of La Quinta’s franchising and management businesses.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report.  Factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, general economic conditions, the performance of the financial and credit markets, the economic environment for the hospitality industry, the impact of war, terrorist activity or political strife, operating risks associated with the hotel, vacation exchange and rentals and vacation ownership businesses, uncertainties that may delay or negatively impact the divestiture or cause it to not occur at all, including the timing, receipt and terms of any required governmental and regulatory approvals, unanticipated developments related to the impact of the divestiture on Wyndham Worldwide’s relationships with its customers, suppliers, employees and others with whom Wyndham Worldwide has relationships, unanticipated developments resulting from possible disruption to Wyndham Worldwide’s operations as a result of the divestiture, the potential impact of the divestiture, the acquisition of La Quinta’s franchising and management businesses, the spin-off and related transactions on Wyndham Worldwide’s credit ratings, uncertainties related to Wyndham Worldwide’s ability to successfully complete its acquisition of La Quinta’s franchising and management businesses, its spin-off and related transactions as contemplated or at all and to realize the associated anticipated benefits, as well as those factors described in Wyndham Worldwide’s  Annual Report on Form 10-K, filed with the SEC on February 17, 2017, and in Wyndham Worldwide’s subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Wyndham Worldwide undertakes no obligation to publicly update or revise any forward-looking statements, subsequent events or otherwise.

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated February 15, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

WYNDHAM WORLDWIDE CORPORATION

By:	/s/ Nicola Rossi

Name:	Nicola Rossi
Title:	Chief Accounting Officer

Date: February 15, 2018